AMENDMENT #1 TO MANUFACTURING AGREEMENT
                  BY AND BETWEEN ZOMAX OPTICAL MEDIA, INC. AND
                       METACOM, INC. DATED JANUARY 1, 1995


DATE:     JANUARY 31, 1997


RECITALS:

         A. As of January 31, 1997, Metacom had not fulfilled its 1996 obligations to purchase the unit commitments of 2,000,000 cassette tapes and 1,000,000 compact discs in section 2.4 of the Manufacturing Agreement. Metacom was short 152,321 compact discs and 619,191 cassette tapes from meeting its 1996 unit commitments.

         B. Whereas the Manufacturing Agreement is in existence until December 31, 1997 and the parties wish to continue doing business past December 31, 1997.

AGREEMENT:
The parties hereto, each intending to be legally bound, agree as follows:

                            Unit Commitment Shortage

         Zomax will grant a one year grace period in which Metacom can make-up its 1996 unit commitment shortages and not be subject to the lost profit payment outlined in Section 2.4 of the Manufacturing Agreement. During 1997, Metacom must purchase the 1996 unit commitment shortages (as stated above) as well as the 1997 yearly commitment specified by the agreement (this totals 1,152,321 CD's and 2,619,191 cassette tapes). If Metacom fails to fulfill these obligations during 1997, it will be subject to the lost profit payment outlined in Section 2.4 of the Manufacturing Agreement.

         The pricing of the 1996 unit commitment shortage quantities will be consistent with the prices charged for 1996 orders and shipments. The pricing for the 1997 unit commitments will be as determined as outlined in Section 3.1 of the Agreement.

                               Contract Extension

         In consideration for the granting of the grace period and the mutual desire to extend the relationship between the parties, the parties agree to extend the Manufacturing Agreement for a period of three years. The three year extension shall continue in effect until December 31, 2000. During the three year extension period Metacom will not have any unit commitments but pledges to purchase all of its media needs with Zomax. Pricing of the new product orders in the three year extension period will be as determined as outlined in Section 3.1 of the Agreement.

                                Other Provisions

         All other provisions of the Manufacturing Agreement shall survive and continue through the extended contract expiration period.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment #1 to the Manufacturing Agreement as of the date above written.

                                            ZOMAX OPTICAL MEDIA, INC.

                                            By: /s/ James T. Anderson
                                                James T. Anderson

                                            Its: Chief Executive Officer

                                            METACOM, INC.

                                            By: /s/ Phillip T. Levin
                                                Phillip T. Levin
                                            Its: President/CEO